Exhibit 2.14










                         MAGELLAN HEALTH SERVICES, INC.


                         2003 MANAGEMENT INCENTIVE PLAN


                         EFFECTIVE AS OF JANUARY 5, 2004














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                                TABLE OF CONTENTS

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                                                                                                                        PAGE
1.         Purpose........................................................................................................1

2.         Administration.................................................................................................1

           (a)       Committee............................................................................................1

           (b)       Authority............................................................................................1

           (c)       Delegation and Advisers..............................................................................1

           (d)       Indemnification......................................................................................2

3.         Participants...................................................................................................2

4.         Type of Benefits...............................................................................................2

5.         Common Stock Available Under the Plan..........................................................................3

           (a)       Basic Limitations....................................................................................3

           (b)       Additional Shares....................................................................................3

           (c)       Business Acquisition Grants..........................................................................3

6.         Stock Options..................................................................................................3

           (a)       Generally............................................................................................3

           (b)       Exercise Price.......................................................................................4

           (c)       Payment of Exercise Price............................................................................4

           (d)       Exercise Period......................................................................................4

           (e)       Restoration of Stock Options.........................................................................4

           (f)       Limitations on Incentive Stock Options...............................................................5

           (g)       Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.......................5

7.         Stock Appreciation Rights......................................................................................5

           (a)       Generally............................................................................................5

           (b)       Exercise Period......................................................................................6

8.         Restricted Stock Awards........................................................................................6

           (a)       Generally............................................................................................6

           (b)       Payment of the Purchase Price........................................................................6

           (c)       Additional Terms.....................................................................................6

           (d)       Rights as a Shareholder..............................................................................6

9.         Stock Units....................................................................................................7



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           (a)       Generally............................................................................................7

           (b)       Settlement of Stock Units............................................................................7

           (c)       Definitions..........................................................................................7

10.        Performance-Based Awards.......................................................................................7

           (a)       Generally............................................................................................7

           (b)       Business Criteria....................................................................................7

           (c)       Establishment of Performance Goals...................................................................8

           (d)       Certification of Performance.........................................................................8

           (e)       Modification of Performance-Based Awards.............................................................8

11.        Foreign Laws...................................................................................................8

12.        Certain Terminations of Employment; Forfeitures................................................................8

           (a)       Forfeiture of Unsettled Benefits.....................................................................8

           (b)       Effect on Settled Benefits...........................................................................9

           (c)       Timing...............................................................................................9

           (d)       Determination from the Committee.....................................................................9

           (e)       Condition Precedent.................................................................................10

           (f)       Enforceability......................................................................................10

13.        Adjustment Provisions.........................................................................................10

14.        Nontransferability............................................................................................10

15.        Other Provisions..............................................................................................11

16.        Fair Market Value.............................................................................................11

17.        Withholding...................................................................................................11

18.        Employment Rights.............................................................................................11

19.        Unfunded Plan.................................................................................................12

20.        No Fractional Shares..........................................................................................12

21.        Duration, Amendment and Termination...........................................................................12

22.        Governing Law.................................................................................................12

23.        Effective Date................................................................................................12


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                             INDEX OF DEFINED TERMS
                             ----------------------

TERM                                      SECTION WHERE DEFINED OR FIRST USED

Beneficial Owner...................................13(C)(II)

Benefits............................................4

Code................................................2(A)

Committee...........................................2(A)

Common Stock........................................5(A)

Company.............................................1

Dividend Equivalent Right...........................9(C)

Effective Date.....................................23

Exchange Act........................................2(A)

Fair Market Value..................................16

Incentive Stock Option..............................6(A)

Injurious Conduct..................................12

Multi-Vote Common Stock............................13(C)(III)

Non-Employee Director..............................2(A)

Nonqualified Stock Option..........................6(A)

Parent Corporation.................................6(F)

Performance-Based Awards..........................10(A)

Person............................................13(C)(IV)

Plan...............................................1

Restoration Stock Options..........................6(E)

Restricted Stock Award.............................8

Stock Appreciation Rights..........................7

Stock Options......................................6

Stock Unit.........................................9(C)

Subsidiary Corporation.............................6(F)

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                         MAGELLAN HEALTH SERVICES, INC.

                         2003 MANAGEMENT INCENTIVE PLAN

           1. PURPOSE. Magellan Health Services, Inc. 2003 Management Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of Magellan Health Services, Inc., a Delaware corporation (the "Company"), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company's objectives.

           2. ADMINISTRATION.

           (a) Committee. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members and shall be comprised, unless otherwise determined by the Company's Board of Directors, solely of not less than two (2) members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

           (b) Authority. The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan (including to determine the terms and conditions of benefits granted and to waive conditions initially established for grants, including to accelerate vesting and to extend the exercisability of grants, except as specifically restricted by this Plan) and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable to carry out its purposes. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

           (c) Delegation and Advisers. The Committee may delegate to one or more of its members, to counsel for or advisors or consultants to the Committee and to management of the Company or to one or more other agents appointed by the Committee, such administrative duties as the Committee may deem advisable; provided, such delegation does not adversely effect the exemption provided by Rule 16b-3 of the Exchange Act, prevent a Benefit from qualifying as a Performance-Based Award, if so intended, and complies with applicable law. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation


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received from any such counsel, consultant or agent. Expenses incurred by the
Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

           (d) Indemnification. No member of the Committee and no officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee, any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder and any officer of the Company or any employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company's Bylaws, including advancing costs and expenses incurred by them in the defense of claims relating thereto.

           3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

           4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards and (d) Stock Units (each as described below, and collectively, the "Benefits"). Restricted Stock Awards and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Benefits granted under the Plan shall be evidenced by an agreement (which need not be identical with respect to each grant or grantee) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Nothing contained herein shall prevent the Company from making cash bonus payments or providing other benefits (other than Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Stock Units) pursuant to any employment agreement, bonus plan or arrangement or other employee benefit plan or program.

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           5. COMMON STOCK AVAILABLE UNDER THE PLAN.

           (a) Basic Limitations. The aggregate number of shares of capital stock of the Company that may be subject to Benefits granted under this Plan shall be 6,373,689 shares of Ordinary Common Stock (as designated pursuant to the Amended and Restated Certificate of Incorporation of the Company executed on January __, 2004) (the "Common Stock"), which may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase, subject to any adjustments made in accordance with Section 13(a) hereof, but such limit shall also be subject to adjustment in accordance with Sections 5(b) and 5(c) hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan in any one calendar year shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 13(a) hereof).

           (b) Additional Shares. Any shares of Common Stock subject to (or referenced by) a Benefit which are not ultimately used to settle a Benefit shall again be available for Benefits under this Plan and any shares of Common Stock delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right, or Restricted Stock Award or to satisfy a tax obligation shall also be available for Benefits under this Plan. This includes shares of Common Stock that are: (i) covered by a Stock Option or referenced by a Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, (ii) subject to Restricted Stock Awards or Stock Units which are forfeited, or (iii) not delivered to a participant because all or a portion of a Benefit is settled in cash. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

           (c) Business Acquisition Grants. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines in its sole discretion and, to the extent any shares of Common Stock are to be issued as Benefits under the Plan in replacement for any such grants, awards, options or rights of another business, such shares shall be in addition to those available for the award of Benefits as provided by Sections 5(a) and 5(b).

           6. STOCK OPTIONS.

           (a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock


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Options (in each case with or without Stock Appreciation Rights). Each Stock
Option shall be subject to such terms and conditions, including vesting, (which may be accelerated, including upon a change of control of the Company) consistent with the Plan as the Committee may impose or determine from time to time, subject to the following limitations.

           (b) Exercise Price. Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant.

           (c) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, provided such shares have been held by such participant for at least six (6) months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

           (d) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

           (e) Restoration of Stock Options. The Committee may, at the time of grant of an option, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value (as defined in Section 15 below) on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.


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           (f) Limitations on Incentive Stock Options. Incentive Stock Options
may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

           (g) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

           7. STOCK APPRECIATION RIGHTS.

           (a) Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions including vesting, (which may be accelerated, including upon a change of control of the Company), as the Committee shall impose or determine from time to time, provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable, be transferable and shall expire according to the same vesting, transferability and expiration rules as the corresponding Stock Option.


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           (b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions including vesting, (which may be accelerated, including upon a change of control of the Company), as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten
(10) years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

           8. RESTRICTED STOCK AWARDS.

           (a) Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without cash or other payment therefor in whole or in part. Each participant granted a Restricted Stock Award shall execute and deliver to the Company an agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If a participant fails to execute such an agreement, the Restricted Stock Award shall be null and void.

           (b) Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates.

           (c) Additional Terms. Restricted Stock Awards may be subject to such terms and conditions including vesting, (which may be accelerated, including upon a change of control of the Company), as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, and (ii) the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, the participant's competition with the Company, or the participant's breach of other obligations to the Company. Restricted Stock Awards may constitute Performance-Based Awards, as described in
Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

           (d) Rights as a Shareholder. The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares, except as may be otherwise provided in a Restricted Stock Award agreement as determined by the Committee. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms (which may be


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accelerated, including upon a change of control of the Company) as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

           9. STOCK UNITS.

           (a) Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions including vesting, (which may be accelerated, including upon a change of control of the Company), as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection
(c) below).

           (b) Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

           (c) Definitions. A "Stock Unit" means a notional account representing one (1) share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

           10. PERFORMANCE-BASED AWARDS.

           (a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below that apply to the individual participant, one or more business units or the Company as a whole.

           (b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT);
(vi) earnings before interest, taxes, depreciation and amortization (EBITDA);
(vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; and (xii) total return to


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shareholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria, and may be determined by such index based thereon as is approved by the Committee.

           (c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).

           (d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until there has been certified in writing by or on behalf of the Committee that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

           (e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

           11. FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and that may differ from those applicable to other participants. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

           12. CERTAIN TERMINATIONS OF EMPLOYMENT; FORFEITURES.

           (a) Forfeiture of Unsettled Benefits. Unless the Committee or any agreement relating to Benefits under this Plan shall otherwise provide, a participant shall forfeit all Benefits he or she holds at the time and which have not been settled under this Plan (other than fully vested Restricted Stock Awards) if:

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           (i) the participant's employment with the Company or with any Parent
Corporation or Subsidiary Corporation is terminated for willful, deliberate, or gross misconduct in the performance of the participant's duties to the Company, Parent Corporation or Subsidiary Corporation, as determined by the Committee in its good faith judgment, or any other event which constitutes "cause" under an employment agreement to which such participant is a party or

           (ii) following the participant's termination of employment with the Company or with any Parent Corporation or Subsidiary Corporation and for a period of two (2) years thereafter, the participant engages in any business or enters into any employment relationship in violation of any non-competition obligation which such participant has to the Company, a Parent Corporation or Subsidiary Corporation or in violation of any restriction to which the participant is subject on, directly or indirectly, soliciting the employment of or any business from, or employing or doing business with, any of the employees or former employees of the Company (or any Parent Corporation or Subsidiary Corporation) or any customer or supplier to the Company (or any Parent Corporation or Subsidiary Corporation), or any other party with which the Company (or any Parent Corporation or Subsidiary Corporation) has a business relationship (including any such obligation or restriction contained in any agreement pursuant to which any Benefit is provided or any other agreement), and the Committee in its sole discretion has determined the results of such violation to have been injurious to the Company's business interests.

The activities described in (i) and (ii) above are hereafter referred to as "Injurious Conduct".

           (b) Effect on Settled Benefits. A forfeiture of Benefits provided by
Section 12(a) upon the Committee determining that a participant has engaged in Injurious Conduct during the course of his employment or during the two (2) year period following his or her termination of employment, shall not relieve the participant of any liability he or she may have to the Committee as a result of engaging in the Injurious Conduct.

           (c) Timing. The Committee shall exercise the right of forfeiture provided to the Company in this Section 12 within ninety (90) days after the discovery of the activities giving rise to the Company's right of forfeiture, which activities must have occurred no later than twenty-four (24) months after the participant's termination of employment.

           (d) Determination from the Committee. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee's determination shall be limited to the specific business or activity so described.


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           (e) Condition Precedent. Unless the Committee or any agreement relating to Benefits under this Plan shall otherwise provide, all Benefits shall be considered awarded under this Plan subject to the applicability of this
Section 12.

           (f) Enforceability. The purpose of this Section 12 is to protect the Company (and any Parent and Subsidiaries) from Injurious Conduct. To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

           13. ADJUSTMENT PROVISIONS. Benefits granted under the Plan and any agreements evidencing such Benefits, the maximum number of shares of Common Stock subject to all Benefits stated in Section 5(a) and the maximum number of shares of Common Stock with respect to which Benefits may be granted to any one person during any period stated in Section 5(a) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Benefits or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Benefit or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this
Section 13 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Benefits intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

           14. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant (other than unrestricted Stock Awards, vested restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may


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permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

           15. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

           16. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value on any given date means (i) if the Common Stock is listed on a national securities exchange or is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

           17. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

           18. EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the company or any of its subsidiaries or affiliates.

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           19. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

           20. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

           21. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten (10) years after the Effective Date. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment of the Plan may be made without approval of holders of a majority of the voting power of the Common Stock and Multi-Vote Common Stock (as defined in the Company's Amended and Restated Certificate of Incorporation as in effect immediately after the Effective Date), voting together as a single class, if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum number of shares that may be awarded to any participant under Section 5 hereof;
(iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

           22. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

           23. EFFECTIVE DATE. This Plan is adopted by the Company in anticipation of its emergence from chapter 11 of title 11 of the United States Bankruptcy Code, as a publicly-owned issuer which files reports under Section 12 of the Exchange Act The Plan shall be effective as of the date on which all the conditions to the effectiveness of the Reorganization Plan are satisfied and shares of Common Stock are issued pursuant to the Plan (the "Effective Date"), provided that the Plan is approved by holders of a majority of the voting power of the Common Stock and Multi-Vote Common Stock (as defined in the Company's Amended and Restated Certificate of Incorporation as in effect immediately after the Effective Date), voting together as a single class, within twelve (12) months of the Effective Date. Such shareholder approval shall be a condition to


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the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such shareholder approval shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such shareholder approval and, if such shareholder approval is not obtained as provided hereunder, any such Benefit shall be cancelled.























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